EXHIBIT 4.10

A0613738

CERTIFICATE OF AMENDMENT	ENDORSED - FILED
ARTICLES OF INCOPORATION OF	in the office of the Secretary of State
MISSION COMMUNITY BANCORP	of the State of California

JUN 24 2004

KEVIN SHELLEY
Secretary of State

Anita M. Robinson and Karl F. Wittstrom certify that:

1.                                       They are the President and Secretary, respectively, of Mission Community Bancorp, a California corporation.

2.                                       The Corporation’s Articles of Incorpo ration has been amended by readopting Article EIGHT, which is set forth on Exhibit “A” attached hereto and incorporated herein by this reference.

3.                                       The foregoing amendment to the Articles of Incorporation, readopting Article EIGHT, has been duly approved by the Corporation’s Board of Directors.

4.                                       The foregoing amendment to the Corporation’s Articles of Incorporation, readopting Article EIGHT, has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The Corporation has only one class of shares outstanding. The total number of outstanding shares of the Corporation is 637,699. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage of votes required was 66 2/3%.

5.                                       The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 710 of the Corporations Code. The number of shares voting in favor of the amendment equaled or exceeded 66 2/3% of the total number of outstanding shares.

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.

Executed at San Luis Obispo, California on May 25, 2004.

Anita M. Robinson, President

Karl F. Wittstrom, Secretary

EXHIBIT “A”

EIGHT

In addition to the voting requirements specified by the California General Corporation Law, the affirmative vote of the holders of not less than 66 2/3% of the issued and outstanding shares of stock of this corporation shall be required to authorize, adopt or approve any of the following:

(a)                                  The adoption of any agreement or plan for the merger or consolidation of this corporation with or into any person, firm, corporation or other entity;

(b)                                 The sale, lease, conveyance, exchange, transfer, distribution, liquidation or other disposition of all or substantially all of the property and assets of this corporation to any person, firm, corporation or other entity; or

(c)                                  The amendment or repeal of this Article EIGHT.

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A0613739

CERTIFICATE OF AMENDMENT	ENDORSED - FILED
OF ARTICLES OF INCOPORATION OF	in the office of the Secretary of State
MISSION COMMUNITY BANCORP	of the State of California

JUN 24 2004

KEVIN SHELLEY
Secretary of State

Anita M. Robinson and Karl F. Wittstrom certify that:

1.                                       They are the President and Secretary, respectively, of Mission Community Bancorp, a California corporation.

2.                                       The Corporation’s Articles of Incorporation has been amended by readopting Article NINE, which is set forth on Exhibit “B” attached hereto and incorporated herein by this reference.

3.                                       The foregoing amendment to the Articles of Incorporation, readopting Article NINE, has been duly approved by the Corporation’s Board of Directors.

4.                                       The foregoing amendment to the Corporation’s Articles of Incorporation, readopting Article NINE, has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The Corporation has only one class of shares outstanding. The total number of outstanding shares of the Corporation is 637,699. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage of votes required was more than 66 2/3%.

f.                                         The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 710 of the Corporations Code. The number of shares voting in favor of the amendment equaled or exceeded 66 2/3% of the total number of outstanding shares.

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.

Executed at San Luis Obispo, California on May 25, 2004.

Anita M. Robinson, President

Karl F. Wittstrom, Secretary

NINE

(a)                                  Definitions. For the purposes of this Article NINE:

1.                                       The term “Beneficial Owner” and correlative terms shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor Rule. Without limitation and in addition to the foregoing, any Voting Stock of this corporation which any Major Shareholder has the right to vote or to acquire: (i) pursuant to any agreement; (ii) by reason of tenders of shares by shareholders of the corporation in connection with or pursuant to a tender offer made by such Major Shareholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected); or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed “beneficially owned” by such Major Shareholder.

2.                                       The term “Business Combination” shall mean:

A.                                   Any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Shareholder, any Affiliate or Associate thereof, or any Person acting in concert therewith) of this corporation or any Subsidiary with or into a Major Shareholder or of a Major Shareholder with or into this corporation or a Subsidiary;

B.                                     Any sale, lease, exchange, transfer, distribution to shareholders or other disposition, including without limitation, a mortgage, pledge or any other security device, to or with a Major Shareholder by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of this corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary);

C.                                     The purchase, exchange, lease or other acquisition by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Shareholder;

D.                                    The issuance of any securities, or of any rights, warrants or options to acquire any securities, of this corporation or a Subsidiary, eighty percent (80%) or more of which are issued to a Major Shareholder, or the acquisition by this corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Shareholder;

E.                                      Any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the corporation or any Subsidiary thereof which is beneficially owned by a Major Shareholder, or any partial liquidation, spin off, split off or split up of the corporation or any Subsidiary thereof; provided, however, that this Section (a)2.E of Article NINE shall not relate to any transaction of the types specified herein that has been approved by eighty percent (80%) of the Board of Directors; and

F.                                      Any Agreement, contract or other arrangement providing for any of the transactions described herein.

3.                                       The term “Major Shareholder” shall mean any Person which, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or any similar successor Rule) and any Person acting in concert therewith, is the beneficial owner of shares possessing ten percent (10%) or more of the voting power of the Voting Stock of this corporation, and any Affiliate or Associate of a Major Shareholder, including a Person acting in concert therewith. The term “Major Shareholder” shall not include a Subsidiary of this corporation.

4.                                       The term “other consideration to be received” shall include, without limitation, Voting Stock of this corporation retained by its existing shareholders in the event of a Business Combination which is a merger or consolidation in which this corporation is the surviving corporation.

5.                                       The term “Person” shall mean any individual, corporation, partnership or other person, group or entity (other than this corporation, any Subsidiary of this corporation or a trustee holding stock for the benefit of employees of this corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group will be deemed a “Person.”

6.                                       The term “Subsidiary” shall mean any business entity fifty percent (50%) or more of which is beneficially owned by this corporation.

7.                                       The term “Substantial Part,” as used in reference to the assets of the corporation, of any Subsidiary or of any Major Shareholder means assets having a value of more than five percent (5%) of the total consolidated assets of the corporation and its Subsidiaries as of the end of the corporation’s most recent fiscal year ending prior to the time the determination is made.

8.                                       The term “Voting Stock” shall mean stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, and shall also include stock or other securities convertible into Voting Stock.

(b)                                 Notwithstanding any other provisions of these Articles of Incorporation and except as set forth in Section (c) of Article NINE, neither the corporation nor any Subsidiary shall be party to a Business Combination unless:

1.                             The Business Combination was approved by the Board of Directors of the corporation prior to the Major Shareholder involved in the Business Combination becoming such; or

2.                            The Major Shareholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Shareholder and the Business Combination was approved by not less than eighty percent (80%) of the Board of Directors; or

3.                             The Business Combination was approved by not less than ninety percent (90%) of the Board of Directors of the corporation.

(c)                                  The approval requirements of Section (b) of Article NINE shall not apply if the Business Combination is approved by the vote of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the Voting Stock of this corporation and all of the following conditions are satisfied:

1.                                       The aggregate of the cash and the fair market value of other consideration to be received per share (as adjusted for stock splits, stock dividends, reclassification of shares into a lesser number and similar events) by holders of the Voting Stock of this corporation in the Business Combination is not less than the higher of: (i) the highest per share price (including brokerage commissions, soliciting dealers’ fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys’ fees) paid by the Major Shareholder in acquiring any of this corporation’s Voting Stock; or (ii) an amount which bears the same or a greater percentage relationship to the market price of this corporation’s Voting Stock immediately prior to the announcement of such Business Combination as the highest per share price determined in (i) above bears to the market price of this corporation’s Voting Stock immediately prior to the commencement of acquisition of this corporation’s Voting Stock by such Major Shareholder;

2.                                       The consideration to be received in such Business Combination by holders of the Voting Stock of this corporation shall be, except to the extent that a shareholder agrees otherwise as to all or a part of his or her shares, in the same form and of the same kind as paid by the Major Shareholder in acquiring his Voting Stock of the corporation;

3.                                       After becoming a Major Shareholder and prior to consummation of such Business Combination: (i) such Major Shareholder shall not have acquired any newly-issued shares of capital stock, directly or indirectly, from this corporation or a Subsidiary (except upon conversion of convertible securities acquired by it prior to becoming a Major Shareholder or upon compliance with the provisions of this Article NINE or as a result of a pro rata share dividend or share split); and (ii) such Major Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by this corporation or a Subsidiary, or made any major changes in this corporation’s business or equity capital structure; and

4.                                       A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 and Rules promulgated thereunder, whether or not this corporation is then subject to such requirements, shall be mailed to all shareholders of this corporation for the purpose of soliciting shareholders’ approval of such Business Combination and shall contain at the front thereof, in a prominent place: (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which any one or more members of Board of Directors may choose to state; and (ii) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of this corporation (such investment banking firm to be engaged solely on behalf of the remaining shareholders, to be paid a reasonable fee for their services by this corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such Major Shareholder and to be selected by the Board of Directors).

(d)                                 The affirmative vote required by this Article NINE is in addition to the vote of the holders of any class or series of stock of the corporation otherwise required by law, these Articles of Incorporation, or any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of Preferred Stock.

(e)                                  Nothing contained in this Article NINE shall be construed as relieving any Major Shareholder or any Affiliate or Associate thereof from any fiduciary obligation imposed by law.

(f)                                    The fact that any action or transaction complies with the provisions of this Article NINE shall not be construed as imposing any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the shareholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or action and responses taken with respect to, such action or transaction.

(g)                                 Any amendment, change or repeal of this Article NINE or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of this Article NINE shall require approval by at least a sixty-six and two-thirds percent (66 2/3%) vote of the Voting Stock of the corporation.

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